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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

This Agreement is entered into and effective as of April 15, 1996, by and between World Transport Authority, Inc. a subsidiary of Composite Automobile Research, Ltd. ("CAR"), ("CLIENT"), and Douglas Norman ("CONTRACTOR").

RECITALS

This Agreement is entered into in contemplation of the following facts, circumstances, representations, and intentions:

     A CONTRACTOR is prepared to utilize its contacts and influence in order to directly assist CLIENT with the sale of CLIENT's proprietary vehicle manufacturing licenses in a world-wide developing nation program. It is understood the aforementioned licenses are not for sale in the United States or any other industrialized or developed nation.

     B CLIENT desires to enter into this agreement with CONTRACTOR, and to set forth the terms of CLIENT's Agreement with CONTRACTOR pursuant to the terms and conditions as more specifically set forth herein.

TERMS AND CONDITIONS OF ENGAGEMENT

In consideration of the premises and mutual convents and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1 ENGAGEMENT: CLIENT hereby engages CONTRACTOR as an independent contractor. CONTRACTOR hereby accepts the engagement upon the terms and conditions set forth in the Agreement.

     2 TERM: The term of this Agreement shall be for a period of one year, beginning on the date of this Agreement. This Agreement may renewed by mutual consent each year by the anniversary date of this Agreement.

     3 DUTIES: CONTRACTOR shall use its associations, business relationships and name recognition in order to assist CLIENT with the sale of CLIENT's proprietary vehicle manufacturing licenses in developing nations.

     4 TIME COMMITMENTS: In addition to the term described in Paragraph 2, CONTRACTOR shall use reasonable common business practices in assisting CLIENT in securing license sales in a timely fashion, considering "time is of the essence" in the business affairs of CLIENT.


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     5    COMPENSATION: For services rendered by CONTRACTOR pursuant to the terms of this agreement, CONTRACTOR shall be paid a fifteen percent commission for each fully-paid license sale arranged by CONTRACTOR per the period in Paragraph 2.

     6 TERMINATION OF CONSULTING AGREEMENT: This Agreement may be terminated by either CONTRACTOR or CLIENT with thirty days written notice.

COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION, ATTORNEY FEES AND MISCELLANEOUS PROVISIONS

The parties agree that they will do all that is required and necessary to accomplish and facilitate the purposes of this Agreement and that they will sign and execute and all documents necessary to bring about and perfect the purposes of this Agreement.

The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

No amendment, modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

None of the parties rights, duties or obligations under this Agreement are assignable by any of the parties hereto without the prior written consent of the other party and any attempted assignment without prior written consent shall be null and void.

This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

The parties will attempt through good faith negotiation to resolve their disputes. The term "disputes" includes, without limitation, any disagreements between the parties concerning the existence, formation and interpretation of this Agreement and their obligation thereunder. If the parties hereto are unable to resolve their disputes by negotiation, they shall attempt to resolve their disputes through mediation.

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If mediation proves unsuccessful, either party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. As part of the arbitrators decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as the arbitrator deems fair and equitable in light of all relevant circumstances. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration to the other party, or as soon thereafter as set by the arbitrator(s).

If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.



/s/  DEAN AMARU                              /s/  DOUGLAS NORMAN
------------------------------------         -----------------------------------
Dean Amaru, President                        Douglas Norman
Composite Automobile Research, Ltd.          1022 Topper Ln
635 Front Street, El Cajon, Ca 92020         El Cajon, Ca 92020